EXHIBIT 3.2
                              AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                    ALLIANCE FARMS COOPERATIVE ASSOCIATION



                                  ARTICLE I


                             OFFICES AND RECORDS


          1.1 Corporate Offices. The Association may have such corporate offices and places of business anywhere within or without the State of Colorado as the Board of Directors may from time to time designate or the business of the Association may require.

          1.2 Registered Office and Resident Agent. The location of the registered office and the name of the resident agent of the Association in the State of Colorado shall be as stated in the Articles of Incorporation or as shall be determined from time to time by resolution of the Board of Directors and on file in the appropriate public offices of the State of Colorado pursuant to applicable provisions of law.

          1.3 Books, Accounts and Records, and Inspection Rights. The books, accounts and records of the Association, except as may be otherwise required by the laws of the State of Colorado, may be kept outside of the State of Colorado, at such place or places as the Board of Directors may from time to time determine; provided, however, that the Association shall keep a copy of each of the following records at its principle office: (a) the Articles of Incorporation; (b) these Bylaws; (c) the minutes of all members' meetings, and records of all action taken by members without a meeting, for the then immediately preceding three years; (d) all written communications within the then immediately preceding three years to members as a group; (e) a list of the names and business addresses of the current directors and officers of the Association; (f) the most recent corporate report delivered to the Colorado Secretary of State; and (g) all financial statements prepared for periods ending during the immediately preceding three years. Any member, in person or by attorney or other agent, upon giving the Association written demand at least five business days before the date on which the member wishes to inspect or copy, or both, may inspect or copy, or both, the books, accounts and records of the Association during regular business hours at any such place permitted by law as may be specified by the Association, but only for such purposes that entitle such member to so inspect or copy, or both, as provided by law.

                                  ARTICLE II


                                   MEMBERS


          2.1 Limitations and Qualifications. Only producers of agricultural products, associations of such producers, and federations of such associations, who have executed and delivered to the Association a Feeder Pig Purchase Agreement (as defined in Section 3.2 of these Bylaws), may own the capital stock of the Association. Only stockholders of the Association may be members of the Association, and each stockholder of the Association shall be a member of the Association.

          2.2 Termination of Membership. In the event that (a) a member (i) has terminated a Feeder Pig Purchase Agreement between the Association and the member without having executed and delivered to the Association a replacement Feeder Pig Purchase Agreement or (ii) fails to be a party to a Feeder Pig Purchase Agreement with the Association, or (b) the Board of Directors by resolution finds that a member has (i) intentionally or repeatedly violated any provision of the Articles of Incorporation or these Bylaws, or (ii) breached a Feeder Pig Purchase Agreement or materially breached any other contract with the Association, or (iii) remained indebted to the Association for ninety (90) days after such indebtedness first became payable, or (iv) willfully obstructed any lawful purpose or activity of the Association, then the Board of Directors, in its sole discretion, may terminate such member's membership in and association with the Association in any manner hereinafter provided.

          Any such termination shall be either by (x) purchasing the capital stock and capital credits of such member by tendering to the member (i) the lesser of (A) the amount of consideration paid to the Association upon the issuance of such capital stock, and (B) the book value of such capital stock and capital credits, less (ii) any indebtedness due the Association by such member, or (y) purchasing the capital stock and capital credits of such member by tendering to the member a nonvoting certificate of participation representing the member's interest at the time of such tender in a face amount equal to the amount specified in clause (x) of this paragraph. Such nonvoting certificate of participation shall not be entitled to receive interest, dividends or patronage distributions. In the event that a termination is effected under either clause
(x) or (y) of this paragraph, the voting stock of said member shall be cancelled, and said member shall thereafter have no voting rights in the Association. No action taken hereunder shall impair the obligations or liabilities of any party under any contract with the Association, except as otherwise provided in such contract.

          In the Board of Directors' sole discretion, the Association may, but shall not be obligated to, reconvert a nonvoting certificate of participation into capital stock and capital credits of the Association in the event that the holder thereof satisfies, or is ready, willing and able to satisfy, the qualifications of ownership of capital stock of the Association.

          2.3 Non-Assessable. The shares of capital stock, certificates of participation and capital credits of the Association shall be non-assessable. The Association shall have a first lien upon and setoff rights against the shares of capital stock, certificates of participation and capital credits issued to a member for any and all debts and demands owing by said member to the Association. No shares of capital stock, certificates of participation or capital credits may be surrendered or redeemed until said member is free of all indebtedness to the Association.

          2.4 Transferability of Equity Interests. The equity interests issued by the Association may not be assigned or transferred, except upon consent of the Board of Directors; provided, however, that the Board of Directors shall not give such consent absent the execution and delivery to the Association of a Feeder Pig Purchase Agreement by such assignee or transferee.

          2.5 Consent Bylaw. Each person who becomes a member of the Association consents, and membership in the Association shall constitute consent by a member, that the amount of any distribution with respect to such member's patronage that is made in qualified written notices of allocation (as defined in 26 U.S.C. 1388), and that is received by such member from the Association, will be taken into account by such member at its stated dollar amount, in the manner provided in 26 U.S.C. 1385(a), in the taxable year in which such written notices of allocation are received by such member.

          2.6 Members' Capital Credits. The capital credits issued by the Association to its members shall be a permanent capital investment on the part of each member, subject to the redemption herein provided.

          2.7 Failure to Pay Subscription Price. If a subscriber to capital stock to be issued by the Association fails to pay any installment thereon that may become due, the Association shall have the right to proceed to collect the amount due in the same manner as any debt due the Association. If such installment remains unpaid for a period of twenty (20) days after written demand for payment has been made therefor, the Association shall have the right, to the extent permitted by law, to cancel such subscription and retain as liquidated damages all installments that have been paid thereon.

          2.8 Place of Meetings. All meetings of the members shall be held at such place either within or without the State of Colorado as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          2.9 Annual Meetings. An annual meeting of the members of the Association shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each such meeting, the members shall elect directors to serve until their respective successors are duly elected and qualified, or until their respective earlier resignation or removal. At each annual meeting, the members may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business, without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

          2.10 Special Meetings. Special meetings of the members may be held for any purpose or purposes, unless otherwise prohibited by law or by the Articles of Incorporation, and may be called by the Chairman of the Board, the President, the Secretary, the Board of Directors, or the members holding, or any officer or member upon the written request of the members holding, not less than 20% of the outstanding stock entitled to vote at such meeting, and shall be called by any officer directed to do so by the Board or requested to do so in writing by a majority of the Board. Such written request shall state the purpose or purposes of the proposed meeting.

          The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

          2.11 Action Without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of members of the Association, or any action which may be taken at any annual or special meeting of such members, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all members entitled to vote thereon and the writing or writings that evidence such consent are filed with the minutes of proceedings of members.

          2.12 Notice. Written notice of each meeting of the members, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each member of record of the Association entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than fifty
(50) days prior to the meeting; provided, however, that if the number of authorized shares is to be increased, at least thirty (30) days' notice shall be given. If mailed, such notice shall be deemed to be given when it is deposited in the United States mail, postage prepaid, directed to the member at such member's address as it appears on the records of the Association.

          2.13 Waiver of Notice. Whenever any notice is required to be given to any member under any law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a member at a meeting shall constitute a waiver of notice of such meeting, except when the member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the members need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

          2.14 Quorum; Voting Requirements. The members holding of a majority of the outstanding shares of capital stock conferring voting powers, present in person or represented by mail, shall constitute a quorum at all meetings of the members for the transaction of any business, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. In all matters other than the election of directors, the affirmative vote of the members holding a majority in amount of the shares of capital stock constituting such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law, the Articles of Incorporation or these Bylaws. In the election of directors, cumulative voting is not permitted and, unless otherwise provided by law, directors shall be elected by a plurality vote.

          If the members holding a majority of the outstanding shares of capital stock conferring voting powers are not present in person or represented by mail at a meeting of members, the members holding a majority of the stock present in person, but not represented by mail, at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than an announcement at the meeting at which such adjournment is taken, until a quorum shall be present in person or represented by mail. At the subsequent session of the adjourned meeting at which a quorum is present in person or represented by mail, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the subsequent session of the adjourned meeting, a notice of the subsequent session of the adjourned meeting shall be given to each member of record entitled to vote at the meeting.

          2.15 Voting. Unless otherwise provided in the Articles of Incorporation, each member shall have one vote for each share of capital stock entitled to vote at such meeting registered in such member's name on the books of the Association including, without limitation, respecting the election of directors. At all meetings of members the voting may be otherwise than by ballot, including the election of directors, except that, unless otherwise provided by the Articles of Incorporation, any member entitled to vote may request a vote by written ballot on any matter, in which event such vote shall be taken by written ballot.

          2.16 Membership and Stock Ledger. The original or duplicate membership and stock ledger shall be the only evidence as to who are the members entitled to examine the membership and stock ledger, the list required under
Section 2.17 of these Bylaws or the books of the Association, or to vote in person or by mail at any meeting of the members.

          2.17 Members' Lists. The Secretary or an Assistant Secretary, who shall have charge of the membership and stock ledger, shall prepare and make a complete list of the members entitled to vote at each meeting of the members, arranged in alphabetical order, and showing the address of each member and the number of shares registered in the name of each member. Such list shall be available for inspection by any member during ordinary business hours, for a period beginning at least ten (10) days prior to the meeting and not later than two (2) business days after the notice of the meeting is given and continuing through the meeting, at the principle office of the Association, but only for such purposes that entitle such member to so inspect as provided by law. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any member who is present.


                                 ARTICLE III

                              BOARD OF DIRECTORS


          3.1 Number and Qualification. Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board shall be the same as the initial number of directors provided in the Articles of Incorporation. The Board shall have the power to change from time to time the number of directors constituting the Board by resolution adopted by a majority of the total number of directors that the Association would have if the Board had no vacancies; provided, however, that in no event shall the number of directors constituting the Board be less than three (3) or more than twelve
(12). Each director shall be a member of the Association or a representative, duly authorized in writing, of a legal entity that is a member of the Association; provided, however, that more than one director may be a representative, duly authorized in writing, of the same legal entity that is a member of the Association.

          3.2  Powers of the Board.

               (a) General. The business and affairs of the Association shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board may exercise all such powers of the Association, and do all such lawful acts and things, as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the members.

               (b) Feeder Pig Purchase Agreements. Without limiting the foregoing, the Association may make uniform feeder pig purchase agreements ("Feeder Pig Purchase Agreements") with its members requiring the members to, among other things, purchase from the Association feeder pigs that meet particular minimum weight, management and quality standards; provided, however, that the application of the terms of the Feeder Pig Purchase Agreements may result in different prices for the purchase of feeder pigs. The Board of Directors shall have the power to carry out all agreements of the Association with its members in every way advantageous to the Association representing the members collectively and to modify the terms of the form of Feeder Pig Purchase Agreements so long as each such modification maintains the relative economics of each member's financing cost per pig as of the date or dates that each such member's shares of capital stock were issued by the Association.

          3.3 Meetings of the Newly Elected Board. The first meeting of the members of each newly elected Board of Directors shall be held (a) at such time and place either within or without the State of Colorado as shall be suggested or provided by resolution of the members of the Association at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (b) if not so suggested or provided for by resolution of the members or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in
Section 3.4 of these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (c) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the members, at such time and place as shall be consented to in writing by all of the newly elected directors.

          Every director of the Association, upon such director's election, shall qualify by accepting the office of director, and such director's attendance at, or such director's written approval of the minutes of, any meeting of the Board subsequent to such director's election shall constitute such director's acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

          3.4  Notice of Meetings; Waiver of Notice.

               (a)  Regular Meetings.  Regular meetings of the Board of

Directors or any committee thereof may be held without notice at such times and places either within or without the State of Colorado as from time to time shall be fixed by resolution adopted by the Board. Any business may be transacted at a regular meeting.

               (b)  Special Meetings.

                    (i) Special meetings of the Board of Directors or any committee thereof may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any of the directors. The place may be within or without the State of Colorado as designated in the notice.

                    (ii) Written notice of each special meeting of the Board of Directors, stating the place, day and hour of the meeting, shall be mailed to each director at least three days before the day on which the meeting is to be held, or shall be sent to the director by telegram or telefacsimile, or delivered to the director personally, at least two days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at the director's residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. If given by telefacsimile, such notice shall be deemed to be delivered when its transmission is confirmed to the director's telefacsimile at the director's residence or usual place of business. The notice may be given by any person having authority to call the meeting.

               (iii) "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

               (c) Waiver of Notice. Whenever any notice is required to be given to any director under any law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting or promptly upon such director's later arrival, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Articles of Incorporation or these Bylaws.

          3.5 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Association, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

          3.6 Action Without a Meeting. Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or of such committee.

          3.7  Quorum; Voting Requirements.


               (a) Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

               (b) If at least one-third of the total number of directors is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting at which the adjournment is taken. At such subsequent session of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than 30 days, a notice of the subsequent session of the adjourned meeting shall be given to each director.

          3.8 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless it is otherwise provided in the Articles of Incorporation or these Bylaws, and the directors so chosen shall hold office until such director's successor is duly elected and qualified, or until such director's earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

          3.9  Committees.

               (a) The Board of Directors may, by resolution or resolutions passed by a majority of all of the directors then in office when the action is taken, unless a greater number of directors is required by law, designate one or more committees, each committee to consist of one or more directors of the Association. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

               (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               (c) Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Association; but no such committee, except as otherwise permitted by law, shall have the power or authority of the Board to declare or authorize dividends or patronage distributions (or the composition of patronage distributions), approve or recommend to the members actions or proposals required by law to be approved by the members, fill vacancies on the board of directors or any committee thereof, amend the Articles of Incorporation, amend or repeal these Bylaws, approve a plan of merger not requiring member approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares or capital credits unless pursuant to a general formula or method specified by the Board, or authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series or a class of shares.

               (d) All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Association and shall report the same to the Board at its next meeting. The Secretary or an Assistant Secretary of the Association may act as secretary of the committee if the committee or the Board so requests.

          3.10 Compensation. Unless otherwise restricted by law, the Articles of Incorporation or these Bylaws, the Board of Directors may, by resolution, fix the compensation to be paid directors for serving as directors of the Association and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Association in any other capacity and receiving such person's regular compensation therefor. Members of standing or temporary committees may be allowed similar compensation for attending standing or temporary committee meetings.

          3.11 Resignations. Any director may resign at any time upon written notice to the Association. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Association if no time is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          3.12 Reliance on Records. In discharging his or her duties, a director, or a member of any committee designated by the Board of Directors, is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the Association whom the director reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, a public accountant or another person as to matters the director reasonably believes are within such person's professional or expert competence, or (c) a committee of the board of directors of which the director is not a member if the director reasonably believes that the committee merits confidence, unless the director has knowledge concerning the matter in question that makes such reliance unwarranted.


                                  ARTICLE IV

                                   OFFICERS

          4.1  Designations.

               (a) The officers of the Association shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer at its first meeting after each annual meeting of the members. The Board then, or from time to time, also may elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Association.

               (b) The officers of the Association need not be members of the Board of Directors. Unless otherwise provided by law or the Articles of Incorporation, any two or more offices may be held by the same person.

               (c) An officer shall be deemed qualified when such person enters upon the duties of the office to which such person has been elected or appointed and furnishes any bond required by the Board of Directors; provided, however, that the Board also may require such person's written acceptance and promise faithfully to discharge the duties of such office.

          4.2 Term of Office. Each officer of the Association shall hold such person's office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such person's election or appointment, or until such person's death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the Association who is not reelected or reappointed at the annual election of officers by the Board next succeeding such person's election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such person's election or appointment.

          4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Association as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, and have such titles and such duties, responsibilities and authority as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

          4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Association would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

          4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Association shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Association may be fixed, increased or decreased by the Board, but until action is taken with respect thereto by the Board, the same may be fixed, increased or decreased by the President or such other officer or officers as may be empowered by the Board to do so.

          4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Association, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Association under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Association the services of attorneys, accountants and other experts.

          4.7 Chairman of the Board. If a Chairman of the Board is elected, the Chairman of the Board shall preside at all meetings of the members and directors at which the Chairman of the Board may be present and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other powers, responsibilities and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Association with all of the duties, powers, responsibilities and authority otherwise conferred upon the President of the Association under Section 4.8 of these Bylaws, or the Board may, from time to time, divide the duties, powers, responsibilities and authority for the general control and management of the Association's business and affairs between the Chairman of the Board and the President.

          4.8  President.

               (a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Association with such general executive duties, powers, responsibilities and authority of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and the President shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or if there is no Chairman of the Board, shall preside at all meetings of the members and the Board.

               (b) The President may execute all bonds, notes, debentures, mortgages, contracts and other instruments for and in the name of the Association.

               (c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Association to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Association may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Association with respect to any securities held by the Association.

               (d) The President shall, unless the Board of Directors otherwise provides, be ex officio a member of all standing committees.

               (e) The President shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

               (f) If a Chairman of the Board is elected and designated as the chief executive officer of the Association, as provided in Section 4.7 of these Bylaws, the President shall perform such duties and have such powers, responsibilities and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President and, in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board's inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

          4.9 Vice Presidents. In the absence or disability of the President or in the event of the President's inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the Board of Directors otherwise provides. Vice Presidents shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

          4.10  Secretary and Assistant Secretaries.

               (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the members, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Association. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

               (b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in the State of Colorado, or elsewhere, are so maintained.

               (c) The Secretary shall have the general duties, powers, responsibilities and authority of a secretary of a corporation and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Association, under whose direct supervision the Secretary shall be.

               (d) In the absence or disability of the Secretary or in the event of the Secretary's inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

          4.11  Treasurer and Assistant Treasurers.

               (a) The Treasurer shall have responsibility for the safekeeping, supervision and custody of the funds and securities of the Association, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Association and shall keep or cause to be kept all other books of account and accounting records of the Association. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Association in such depositories as may be designated by the Board of Directors or by any officer of the Association to whom such authority has been granted by the Board.

               (b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Association as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Association and the directors, whenever they may require, an account of all transactions as Treasurer, and of those under the Treasurer's jurisdiction, and of the financial condition of the Association.

               (c) The Treasurer shall have the general duties, powers, responsibilities and authority of a treasurer of a Association and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Association. The Treasurer shall perform such other duties and shall have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board.

               (d) If required by the Board of Directors, the Treasurer shall give the Association a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of the Treasurer's office and for the restoration to the Association, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control which belong to the Association.

               (e) In the absence or disability of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

          4.12 Duties of Officers May Be Delegated. If any officer of the Association is absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authority of any officer to any other officer, or to any other agent or employee of the Association or other responsible person, provided a majority of the total number of directors concurs.

          4.13 Reliance on Records. To the extent permitted by law, in discharging his or her duties, an officer is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the Association whom the officer reasonably believes to be reliable and competent in the matters presented, or (b) legal counsel, a public accountant or another person as to matters the officer reasonably believes are within such person's professional or expert competence, unless the director has knowledge concerning the matter in question that makes such reliance unwarranted.

                                  ARTICLE V

                        LIABILITY AND INDEMNIFICATION

          5.1 Limitation of Liability. No person shall be liable to the Association or its members for any loss, damage, liability or expense suffered by the Association on account of any action taken or omitted to be taken by such person as a director or officer if (a) such person conducted himself or herself in good faith, (b) such person reasonably believed (i) in the case of conduct in an official capacity, that such person's conduct was in the Association's best interests, and (ii) in all other cases, that such person's conduct was at least not opposed to the Association's best interests, and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe such person's conduct was unlawful.

          5.2 Indemnification, Generally. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other Sections of this Article V, the Association shall indemnify and advance expenses to each director or officer of the Association to the full extent permitted by the laws of the State of Colorado as in effect on the date of the adoption of these Bylaws and as may hereafter be amended.

          5.3 Indemnification. The Association shall indemnify each person made a party to a proceeding because the person is or was a director or officer against liability incurred in the proceeding if (a) such person conducted himself or herself in good faith, (b) such person reasonably believed (i) in the case of conduct in an official capacity, that such person's conduct was in the Association's best interests, and (ii) in all other cases, that such person's conduct was at least not opposed to the Association's best interests, and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Association shall not indemnify a director or officer (x) in connection with a proceeding by or in the right of the Association in which the director or officer was adjudged liable to the Association, or (y) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding such person was adjudged liable on the basis that such person derived an improper personal benefit; further provided, however, that indemnification under this Section in connection with a proceeding by or in the right of the Association is limited to reasonable expenses incurred in connection with the proceeding. The conduct of a director or officer with respect to an employee benefit plan for a purpose such person reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subsection (b)(ii) of this Section. The conduct of a director or officer with respect to an employee benefit plan for a purpose that such person did not reasonably believe to be in the interests of the participants in or the beneficiaries of the plan shall be deemed not to satisfy the requirements of subsection (a) of this Section. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in this Section.

          5.4 Mandatory Indemnification. The Association shall indemnify each person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer, against reasonable expenses incurred by such person in connection with the proceeding.

          5.5 Expenses. The Association may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (a) such person furnishes to the Association a written affirmation of such person's good faith belief that such person has met the standard of conduct described in Section 5.3 of these Bylaws, (b) such person furnishes to the Association a written undertaking, executed personally or on such person's behalf, to repay the advance if it is ultimately determined that such person did not meet the standard of conduct, which undertaking shall be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment, and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article V. Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 5.6 of these Bylaws.

          5.6  Determination of Right to Indemnification.

               (a) The Association shall not indemnify a director or officer under Section 5.3 of these Bylaws unless authorized in the specific case after a determination has been made that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct set forth in Section 5.3 of these Bylaws. The Association shall not advance expenses to a director or officer under Section 5.5 of these Bylaws unless authorized in the specific case after (i) the written affirmation and undertaking required by subsections (a) and (b) of Section 5.5 of these Bylaws are received, and (ii) a determination required by subsection (c) of Section 5.5 of these Bylaws has been made.

               (b) The determinations required by subsection (a) of this Section shall be made (i) by the Board of Directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum, or (ii) if such quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding (except that directors who are parties to the proceeding may participate in the designation of directors for the committee).

               (c)  If a quorum cannot be obtained as contemplated by subsection
(b)(i) of this Section, and a committee cannot be established under subsection
(b)(ii) of this Section, or, even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to made by subsection (a) of this Section shall be made (i) by independent legal counsel selected by a vote of the Board or the committee in the manner specified in subsection (b) of this Section, (ii) if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board, or (iii) by the members.

               (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that the indemnification or advance of expenses is permissible; provided, however, that if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

          5.7 Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Articles of Incorporation, these Bylaws or any agreement, vote of members or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Association may have to make additional indemnifications with respect to the same or different persons or classes of persons.

          5.8 Insurance. Upon resolution passed by the Board of Directors, the Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Association, or is or was serving at the request of the Association as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by such person in that capacity, or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the Association would have the power to indemnify such person against such liability under the provisions of this Article V.

          5.9 Vesting of Rights. The rights granted by this Article V shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person's serving or having served as a director or officer, and while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any proceeding with respect to such act or failure to act filed after such amendment or repeal.

          5.10  Definitions.  For purposes of this Article V, references to:

               (a) "the Association" includes any domestic or foreign entity that is a predecessor of the Association by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction;

               (b) "director or officer" means an individual who is or was a director or officer of the Association or an individual who, while a director or officer of the Association, is or was serving at the Association's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director or officer is considered to be serving an employee benefit plan at the Association's request if such person's duties to the Association also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director or officer" includes, unless the context requires otherwise, the estate or personal representative of a director or officer;

               (c)  "expenses" includes counsel fees;

               (d) "liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses;

               (e) "official capacity" means, when used with respect to a director, the office of director in the Association and, when used with respect to an officer, the office in the Association held by the officer. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan;

               (f) "party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding; and

               (g) "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

          5.11 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provisions to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any director or officer is entitled under any provision of this Article V to indemnification by the Association for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any proceeding, but not, however, for all of the total amount thereof, the Association shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

          5.12 Notice to Members. In the event that the Association indemnifies or advances expenses to a director or officer under this Article V in connection with a proceeding by or in the right of the Association, the Association shall give written notice of the indemnification or advance to the members with or before the notice of the next members' meeting or, if the next member action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the members at or before the time the first member signs a writing consenting to such action.

                                  ARTICLE VI

                             MEMBERSHIP AND STOCK

          6.1 Certificates Representing Membership and Shares of Stock. Certificates representing membership and shares of capital stock of the Association shall be issued in numerical order, and each member shall be entitled to a certificate signed by, or in the name of the Association by, the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying such member's membership in the Association and the number of shares owned by such member. To the extent permitted by statute, any or all of the signatures on such certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Association with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been placed thereon, were such officer, transfer agent or registrar of the Association at the date of issue.

          6.2 Transfers of Membership and Stock. Transfers of membership and stock shall be made only upon the transfer books of the Association, kept at the office of the Association or of the transfer agent designated to transfer membership and stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation, subject to the provisions of Section 6.6 of these Bylaws. Until and unless the Board of Directors appoints some other person, firm or corporation as the Association's transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Association shall be the transfer agent of the Association without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

          6.3 Registered Members. Only members whose names are registered in the membership and stock ledger shall be entitled to be treated by the Association as members and as holders and owners in fact of the shares standing in their respective names, and the Association shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Colorado.

          6.4  Record Date.

               (a) Members' Meetings. In order that the Association may determine the members entitled to notice of or to vote at any meeting of members or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining members entitled to notice of or to vote at a meeting of members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment of the meeting except that the Board may fix a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

               (b) Consent of Members to Action Without a Meeting. Unless otherwise provided by law, the record date for determining the members entitled to consent to corporate action in writing without a meeting is the date a writing upon which the action is taken pursuant to Section 2.11 of these Bylaws is first received by the Association.

               (c) Dividends and Other Distributions. In order that the Association may determine the members entitled to receive payment of any dividend, patronage distribution, or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 50 days prior to such action. If no record date is fixed, the record date for determining members for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          6.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates of membership and nonvoting certificates of participation of the Association, not inconsistent with the laws of the State of Colorado, the Articles of Incorporation or these Bylaws.

          6.6 Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Association, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing the issue of such replacement certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or such person's legal representative, to give the Association a bond in such sum as it may direct to indemnify the Association against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or certificates or the issuance of such new certificate or certificates.

                                 ARTICLE VII

                              CORPORATE FINANCE

          7.1 Dividends. No dividends shall be paid on the outstanding shares of capital stock of the Association.

          7.2 Creation of Reserves. The Board of Directors may set apart out of any of the funds of the Association a reserve or reserves for any proper purpose and may abolish any such reserve, except as otherwise provided by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Association. In the absence of action by the Board, the fiscal year of the Association shall end each year on the date which the Association treated as the close of its first fiscal year until such time, if any, as the fiscal year shall be changed by the Board.

          8.2  Corporate Seal.  The Association shall not have a corporate seal.

          8.3 Depositories. The moneys of the Association shall be deposited in the name of the Association in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board. Notwithstanding the foregoing, the Board may by resolution authorize an officer or officers of the Association to designate any bank or banks or other depositories in which moneys of the Association may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Association, whether created by direct designation of the Board or by an authorized officer or officers as aforesaid.

          8.4 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument for and in the name of the Association, and such authority may be general or confined to specific instances.

          8.5 Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation; provided, however, that any alteration, amendment or repeal of this Section 8.5 or Section 2.1, 2.2, 2.3, 2.4 or 2.5 of these Bylaws shall first be approved by a two-thirds (2/3) majority of the votes entitled to be cast with respect thereto by members present, in person or by mail, at a meeting at which a quorum is present.


                                  ARTICLE IX

             DISTRIBUTIONS AND ALLOCATIONS OF PATRONAGE EARNINGS

          9.1 Net Margins and Patronage Distributions. The Association shall annually distribute as patronage distributions to its member-patrons all of its net margins realized by the Association on its patronage sourced income. The Association's net margins are equal to the Association's Federal taxable income realized by the Association from patronage sourced business done with or for its member-patrons, computed before the reduction for patronage distributions paid by the Association hereunder. The Association may pay such patronage distributions to its patrons in cash, qualified written notices of allocation, non-qualified written notices of allocation or any combination thereof. The written notices of allocation shall be issued by the Association in the form of capital credits. The Association shall maintain appropriate records as to the capital credits of each member and the year in which such capital credits are credited to each such member.

          9.2 Apportionment to Member-Patrons. The net margins shall be deemed to be the member-patrons' net margins. All of the member-patrons' net margins shall, as received by this Association, belong to and be held for them and shall be apportioned among them on a patronage basis at the close of each fiscal year.

          9.3 Computation. The allocation of the net margins among the member-patrons shall be made on the basis of or in proportion to the amount or value of the business done with or for the member-patrons.

          9.4 Redemption of Capital Credits. If, at any time prior to the dissolution or liquidation of the Association, the Board of Directors shall determine that the financial condition of the Association will not be impaired, the Association may retire, in full or in part, the Association's outstanding capital credits. Any such retirement of capital credits shall be made, on a pro rata basis, in the order of priority according to the year in which the capital credits were credited to the members.

          9.5 Dissolution or Liquidation. In the event of the dissolution or liquidation of the Association, the Association shall distribute its assets in the following order of priority: (1) to the payment of debts and liabilities of the Association; (2) to setting up such reserves as the Board of Directors shall determine to be reasonably necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Association; (3) to the payment of outstanding capital credits without priority on a pro rata basis; and (4) pro rata to based upon the ownership of stock.

                                 CERTIFICATE

          The undersigned Secretary of Alliance Farms Cooperative Association, a Colorado cooperative association, hereby certifies that the foregoing Bylaws are the amended and restated Bylaws of the Association adopted by the sole member of the Association.

Dated:  July 13, 1994.


                              Dallas Reeve, Secretary

                                                                   Exhibit 3.2


                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                    ALLIANCE FARMS COOPERATIVE ASSOCIATION

                         As adopted on July 13, 1994.

                              TABLE OF CONTENTS

                                                        Page

ARTICLE I.  OFFICES AND RECORDS
     1.1  Corporate Offices ...........................     1
     1.2  Registered Office and Resident Agent ........     1
     1.3  Books, Accounts and Records, and Inspection
            Rights ....................................     1

ARTICLE II.  MEMBERS
     2.1  Limitations and Qualifications...............     2
     2.2  Termination of Membership....................     2
     2.3  Non-Assessable ..............................     3
     2.4  Transferability of Equity Interests .........     3
     2.5  Consent Bylaw ...............................     3
     2.6  Members' Capital Credits ....................     3
     2.7  Failure to Pay Subscription Price ...........     3
     2.8  Place of Meetings ...........................     4
     2.9  Annual Meetings .............................     4
     2.10 Special Meetings ............................     4
     2.11 Action Without a Meeting ....................     4
     2.12 Notice ......................................     4
     2.13 Waiver of Notice ............................     5
     2.14 Quorum; Voting Requirements .................     5
     2.15 Voting ......................................     6
     2.16 Membership and Stock Ledger .................     6
     2.17 Members' Lists ..............................     6

ARTICLE III.  BOARD OF DIRECTORS
     3.1  Number and Qualification.....................     6
     3.2  Powers of the Board .........................     7
     3.3  Meetings of Newly Elected Board .............     7
     3.4  Notice of Meetings; Waiver of Notice ........     8
     3.5  Meetings by Conference Telephone or
            Similar Communications Equipment ..........     9
     3.6  Action Without a Meeting ....................     9
     3.7  Quorum; Voting Requirements .................     9
     3.8  Vacancies and Newly Created Directorships ...     10
     3.9  Committees ..................................     10
     3.10 Compensation ................................     11
     3.11 Resignations ................................     11
     3.12 Reliance on Records .........................     11

ARTICLE IV.  OFFICERS
     4.1  Designations ................................     12
     4.2  Term of Office ..............................     12
     4.3  Other Agents ................................     12
     4.4  Removal .....................................     13
     4.5  Salaries and Compensation ...................     13
     4.6  Delegation of Authority to Hire, Discharge
            and Designate Duties ......................     13
     4.7  Chairman of the Board .......................     13
     4.8  President ...................................     14
     4.9  Vice Presidents .............................     14
     4.10 Secretary and Assistant Secretaries .........     15
     4.11 Treasurer and Assistant Treasurers ..........     15
     4.12 Duties of Officers May Be Delegated .........     16
     4.13 Reliance on Records .........................     16

ARTICLE V.  LIABILITY AND INDEMNIFICATION
     5.1  Limitation of Liability .....................     17
     5.2  Indemnification, Generally ..................     17
     5.3  Indemnification .............................     17
     5.4  Mandatory Indemnification ...................     18
     5.5  Expenses ....................................     18
     5.6  Determination of Right to Indemnification ...     18
     5.7  Non-Exclusivity .............................     19
     5.8  Insurance ...................................     19
     5.9  Vesting of Rights ...........................     20
     5.10 Definitions .................................     20
     5.11 Severability ................................     21
     5.12 Notice to Members ...........................     21

ARTICLE VI.  MEMBERSHIP AND STOCK
     6.1  Certificates Representing Membership and
            Shares of Stock ...........................     21
     6.2  Transfers of Membership and Stock ...........     22
     6.3  Registered Members ..........................     22
     6.4  Record Date .................................     22
     6.5  Regulations .................................     23
     6.6  Lost Certificates ...........................     23

ARTICLE VII.  CORPORATE FINANCE
     7.1  Dividends ...................................     24
     7.2  Creation of Reserves ........................     24

ARTICLE VIII.  GENERAL PROVISIONS
     8.1  Fiscal Year .................................     24
     8.2  Corporate Seal ..............................     24
     8.3  Depositories ................................     24
     8.4  Contracts ...................................     24
     8.5  Amendments ..................................     25

ARTICLE IX.  DISTRIBUTIONS AND ALLOCATIONS OF
     PATRONAGE EARNINGS
     9.1  Net Margins and Patronage Distributions .....     25
     9.2  Apportionment to Member-Patrons .............     25
     9.3  Computation .................................     25
     9.4  Redemption of Capital Credits ...............     25
     9.5  Dissolution or Liquidation ..................     26